UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 9, 2017

Medisun Precision Medicine Ltd.

 (Exact name of registrant as specified in its charter)

Marshall Islands	000-54907	47-2999657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Trust Company Complex, Ajeltake Road
Majuro, Marshall Islands MH96960
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(929) 314-3718

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On August 9, 2017, Medisun Precision Medicine Ltd. (the “Company”) entered into a settlement agreement (“Settlement”) with Zhengda Gene Life Science Shares Limited (“Zhengda”), a company incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China (“PRC”), under which the Patent Assignment Agreement, dated July 7, 2017, between the Company and Zhengda was terminated.  Pursuant to the Settlement, the Company assigned and transferred the Patent Rights back to Zhengda, while Zhengda returned the 15,000,000 Consideration Shares back to the Company.  The foregoing descriptions are qualified in their entirety by reference to the Form of the Settlement which is filed herewith as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The Company entered into the Patent Assignment Agreement with Zhengda on July 7, 2017, pursuant to which Zhengda assigned and transferred to the Company certain patent rights (“Patent Rights”) applied for registration in the State Intellectual Property Office of the PRC (patent application number: 201610218242) in relation to the isolation and culture method for primary mice or rat skeletal muscle cells.  The Form of the Patent Assignment Agreement was filed as Exhibit 10.1 to the Form 8-K on July 10, 2017.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

10.1   Form of Settlement Agreement between the Company and Zhengda, dated August 9, 2017, and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCUREXA INC.

Dated: August 11, 2017	By: /s/ Sophia Yaqi Sun
Name: Sophia Yaqi Sun
Title: President & CEO